UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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22nd Century Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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22ND CENTURY GROUP, INC.

500 Seneca Street, Suite 507

Buffalo, New York 14204

Annual Meeting of Stockholders

Thursday, May 20, 2021

Supplement No. 1 to

Definitive Proxy Statement dated April 5, 2021

On April 5, 2021, 22nd Century Group, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders to be held on May 20, 2021 (the “Annual Meeting”).

The Company is providing this supplement solely to correct an inadvertent error in the Proxy Statement. Under the section heading “About the Annual Meeting” on page 3 of the Proxy Statement, the text under the questions “What vote is required to approve each item?” and “How are votes counted?” incorrectly state the required vote and the treatment of abstentions. In order to correct the Proxy Statement, the text below replaces, in its entirety, the text under the questions “What vote is required to approve each item?” and “How are votes counted?” on page 3 of the Proxy Statement:

“What vote is required to approve each item?

The director nominees shall be elected by a plurality of the votes cast by the stockholders. The approval of the advisory resolution on executive compensation, the approval of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan (the “Plan”) and the approval of the ratification of the appointment of Freed Maxick CPAs, P.C. (“Freed”) require the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

How are votes counted?

For Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes are counted. If you elect to abstain in the election of directors, the abstention will not impact the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to Proposals 2, 3 and 4. An abstention is not considered a vote cast for purposes of Proposals 2 and 4. Accordingly, for Proposals 2 and 4, abstentions are not counted and will not impact the outcome of the vote on those proposals. For Proposal 3, under the applicable requirements of the New York Stock Exchange, an abstention is counted as a vote cast and will therefore have the same effect as a vote against this proposal.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2021 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Freed as our independent registered certified public accounting firm for fiscal year 2021. These “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Freed as our independent registered certified public accounting firm without receiving voting instructions from you.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.